As filed with the Securities and Exchange Commission on August 6, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          DELPHI FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         13-3427277
----------------------------------            ----------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

1105 North Market Street, Suite 1230, Wilmington, Delaware               19899
(Address of Principal Executive Offices)                              (Zip Code)

        Delphi Financial Group, Inc. Second Amended and Restated Employee
                         Nonqualified Stock Option Plan
                            (Full title of the plan)

                                Robert Rosenkranz
                             Chairman of the Board,
                      President and Chief Executive Officer
                          Delphi Financial Group, Inc.
        1105 North Market Street, Suite 1230, Wilmington, Delaware 19899
                     (Name and address of agent for service)

                                 (302) 478-5142
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------

                                           Proposed
  Title of                                  Maximum        Proposed Maximum
Securities to          Amount to be      Offering Price        Aggregate           Amount of
be Registered           Registered         Per Share        Offering Price      Registration Fee
-------------           ----------         ---------        --------------      ----------------

Class A Common Stock        771,120       $38.4375 (1)       $29,639,925(1)       $8,982
$0.01 par value              shares
------------------------------------------------------------------------------------------------

---------------
(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the Registrant's Class A Common Stock, $.01 par value, as reported on the New York Stock Exchange on July 31, 1997.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1.          Plan Information.*

Item 2.          Registration Information and Employee Plan Annual Information.*

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

                 The following  documents (or portions  thereof) filed by Delphi
Financial  Group,   Inc.  (the  "Company")  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and Current Report on Form 8-K dated March 24, 1997.

(2) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed on October 15, 1996.


---------------

* The information called for by Part I of Form S-8 is currently included in the description of the Delphi Financial Group, Inc. Second Amended and Restated Employee Nonqualified Stock Option Plan (the "Plan") delivered to eligible employees under the Plan and is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.          Description of Securities.

                 Not applicable.

Item 5.          Interests of Named Experts and Counsel.

                 Not applicable.

Item 6.          Indemnification of Directors and Officers.

                 The  Company is a Delaware  corporation.  Reference  is made to
Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. Section 145 provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Article Eighth of the restated certificate of incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.

                 Article Eighth of the restated certificate of incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.          Exemption from Registration Claimed.

                 Not applicable.

Item 8.          Exhibits

          4.1    Second Amended and Restated Employee  Nonqualified Stock Option
                 Plan

          5.1    Opinion of Chad W. Coulter

         23.1    Consent of Ernst & Young LLP

         23.2 Consent of Chad W. Coulter (contained in his opinion filed as Exhibit 5.1 hereto)

         24.1    Powers of Attorney

Item 9.          Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                    (i)    to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective
                           amendment   thereof)   which,   individually   or  in
                           aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           PROVIDED,   HOWEVER,  that  paragraph  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 6, 1997.


                                     DELPHI FINANCIAL GROUP, INC.

                                     By:  /S/ ROBERT ROSENKRANZ
                                        -------------------------
                                              Robert Rosenkranz
                                              Chairman of the Board,
                                              President and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                    DATE
---------                      -----                                    ----

/S/ ROBERT ROSENKRANZ          Director, Chairman of the Board,          August 6, 1997
---------------------
Robert Rosenkranz              President and Chief Executive Officer
                               (Principal Executive Officer)


        *                      Director                                  August 6, 1997
---------------------
Edward A. Fox


        *                      Director                                  August 6, 1997
-------------------
Charles P. O'Brien

SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

        *                      Director                          August 6, 1997
---------------------
Lewis S. Ranieri


        *                      Director                          August 6, 1997
---------------------
Thomas L. Rhodes


        *                      Director                          August 6, 1997
---------------------
Robert M. Smith, Jr.


        *                      Director                          August 6, 1997
---------------------
Thomas A. Sullivan


/S/ JANE R. DUNLAP             Vice President and Treasurer      August 6, 1997
----------------------         (Principal Financial Officer
Jane R. Dunlap                 and Principal Accounting Officer)


        *                      Director                          August 6, 1997
-------------------
B. K. Warner


*By:  /S/ ROBERT ROSENKRANZ
    -----------------------
          Robert Rosenkranz
          Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                  EXHIBIT
-----------                  -------

4.1                          Second Amended and Restated
                             Employee Nonqualified Stock
                             Option Plan of the Company

5.1                          Opinion of Chad W. Coulter

23.1                         Consent of Ernst & Young LLP

23.2 Consent of Chad W. Coulter (contained in his opinion filed as Exhibit 5.1 hereto)

24.1                         Powers of Attorney